Exhibit 21

WESTAMERICA BANCORPORATION
Subsidiaries as of December 31, 1998
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                                                   State of
                                                Incorporation
                                                -------------
Westamerica Bank                                 California
Bank of Lake County                              California
Community Banker Services Corporation            California
Westcore                                         California
Westamerica Commercial Credit, Inc.              California